Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

Griffon Corporation Announces Second Quarter Operating Results

● Diluted EPS of $.02 loss in 2Q 2009 versus $.66 loss in 2Q 2008
● Segment adjusted EBITDA of $13.0 million

JERICHO, NEW YORK, May 7, 2009 – Griffon Corporation (NYSE:GFF) today reported operating results for the second quarter ended March 31, 2009.

Second Quarter of Fiscal 2009

Net sales from continuing operations for the second quarter of fiscal 2009 were $276.1 million, compared to $298.6 million in the second quarter of fiscal 2008. Loss from continuing operations for the second quarter was $1.5 million, or $.03 per diluted share, compared to $4.1 million, or $.13 per diluted share, last year. Income from discontinued operations for the second quarter was $.6 million, or $.01 per diluted share, compared to a loss of $17.2 million, or $.53 per diluted share, last year. Net loss for the quarter was $.9 million, or $.02 per diluted share, compared to $21.4 million, or $.66 per diluted share, last year.

The Company’s segment adjusted EBITDA for the second quarter of 2009 was $13.0 million compared to $13.5 million in 2008. Segment adjusted EBITDA is defined as operating income excluding allocations of corporate overhead, interest, taxes, depreciation and amortization, restructuring charges, goodwill charges and the impact of debt extinguishment.

As a result of the downturn in the residential housing market, in fiscal 2008, the Company exited substantially all of the operating activities of its Installation Services segment. Operating results of substantially all of the Installation Services segment have been reported as discontinued operations in the condensed consolidated financial statements for all periods presented herein, and the Installation Services segment is excluded from segment reporting. The Company substantially concluded its remaining disposal activities in the second quarter of fiscal 2009.

Telephonics Results

For the quarter ended March 31, 2009, Telephonics generated sales of $96.6 million, a 1.9% decrease from the second quarter of fiscal 2008. Despite the sales decrease, core business sales grew by approximately $11.8 million, or 14%.

The sales decrease was primarily attributable to the favorable impact on the prior year’s second quarter sales from contracts with the Syracuse Research Corporation (SRC) that were winding down, partially offset by core business growth in the Radar Systems Division driven by increases in the Lamps MMR, CP-140 and ARPDD programs. Operating income increased $1.1 million, or 15.6%, compared to last year due to a favorable product mix and reduced operating expenses related to research and development.

Clopay Garage Doors Results

For the quarter ended March 31, 2009, the Company’s Garage Doors segment generated sales of $79.3 million, a 7.3% decrease from the second quarter of fiscal 2008. Garage Doors’ sales continued to be impacted by weakness in the residential housing and credit markets.

The Garage Doors sales decline was principally due to reduced unit volume, offset partially by higher selling prices to pass through increased material costs and product mix.

Operating loss of the Garage Doors segment increased by approximately $2.9 million compared to last year, primarily as a result of reduced sales volume and associated plant absorption loss, higher material costs and the unfavorable impact of foreign translation on Canadian-dollar denominated sales. The prior-year period was affected by restructuring charges of approximately $.7 million. The segment continues to develop and implement initiatives to reduce its operating costs.

Clopay Specialty Plastic Films Results

For the quarter ended March 31, 2009, the Company’s Specialty Plastic Films segment generated sales of $100.3 million, a 12.6% decrease from the second quarter of fiscal 2008.

Specialty Plastic Films’ lower sales were principally due to the impact of lower exchange rates on translated foreign sales, the negative impact from the pass through of lower resin pricing and lower unit volumes, partially offset by a favorable product mix. However, operating income increased $2.2 million, or 51.1%, as the favorable contribution to gross margin from lower resin costs and from an improving product mix more than offset the impact of foreign exchange translation and lower unit volumes.

Balance Sheet and Capital Expenditures

The Company substantially strengthened its balance sheet by raising an aggregate of $248.6 million in gross proceeds from the sale of its common stock. The September 2008 transaction was effected through a common stock rights offering, along with an investment by GS Direct, L.L.C., an affiliate of Goldman Sachs. The Company intends to use the proceeds for general corporate purposes and to fund its growth.

The Company’s total cash and cash equivalents balance at March 31, 2009 was $274.3 million. Total debt outstanding at March 31, 2009 was $196.4 million, including $94.5 million of convertible notes. Capital expenditures were $7.3 million during the second quarter of fiscal 2009.

In April 2009, the Company purchased $15.1 million face value of the convertible notes from certain noteholders for $14.3 million. The Company expects to record a pre-tax gain of approximately $.8 million from debt extinguishment, offset by a $.1 million proportionate reduction in the related deferred financing costs, for a net gain of $.7 million in the third quarter of fiscal 2009.

Conference Call Information

The Company will hold a conference call to discuss its results today, May 7, 2009, at 4:30 PM ET. The conference call can be accessed by dialing 1-800-322-9079 (U.S. participants) or 1-973-582-2717 (International participants). Callers should ask to be connected to Griffon Corporation’s second quarter fiscal 2009 teleconference and provide the conference ID number 97233508. A replay of the call will be available from May 7, 2009 at 7:30 PM ET by dialing 1-800-642-1687 (U.S.) or 1-706-645-9291 (International). The replay access code is 97233508. The replay will be available through May 21, 2009.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding Company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company.

● Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

● Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

● Clopay Plastic Products Company is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets.

For more information on the Company and its operating subsidiaries, please see the Company's website at www.griffoncorp.com.

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,

PRELIMINARY (in thousands)	2009	2008	2009	2008

Net Sales:

Electronic Information and Communication Systems	$96,567	$98,397	$177,394	$174,257
Garage Doors	79,251	85,499	188,069	198,043
Specialty Plastic Films	100,269	114,675	212,958	221,073
	$276,087	$298,571	$578,421	$593,373

Operating Income (Loss):

Electronic Information and Communication Systems	$8,252	$7,139	$13,630	$12,622
Garage Doors	(11,841)	(8,946)	(16,234)	(10,321)
Specialty Plastic Films	6,578	4,352	12,114	10,350
Segment operating income	2,989	2,545	9,510	12,651
Unallocated amounts	(4,759)	(5,128)	(9,208)	(10,357)
Gain from debt extinguishment, net	—	—	6,714	—
Interest, net	(2,688)	(2,899)	(4,966)	(5,154)
Income (loss) from continuing operations before income taxes	$(4,458)	$(5,482)	$2,050	$(2,860)

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

PRELIMINARY	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Net sales	$276,087	$298,571	$578,421	$593,373
Cost of sales	222,112	241,121	465,489	471,165
Gross profit	53,975	57,450	112,932	122,208

Selling, general and administrative expenses	55,545	60,114	112,073	119,101
Restructuring and other related charges	—	701	—	2,392
Total operating expenses	55,545	60,815	112,073	121,493
Income (loss) from operations	(1,570)	(3,365)	859	715
Other income (expense):
Interest expense	(2,919)	(3,498)	(5,633)	(6,634)
Interest income	231	599	667	1,480
Gain from debt extinguishment, net	—	—	6,714	—
Other, net	(200)	782	(557)	1,579
Total other income (expense)	(2,888)	(2,117)	1,191	(3,575)
Income (loss) from continuing operations before income taxes	(4,458)	(5,482)	2,050	(2,860)
Benefit for income taxes	(2,955)	(1,336)	(718)	(253)
Income (loss) from continuing operations before discontinued operations	(1,503)	(4,146)	2,768	(2,607)
Discontinued operations:
Income (loss) from operations of the discontinued Installation Services business	1,046	(19,208)	1,051	(24,223)
Provision (benefit) for income taxes	397	(1,985)	399	(4,106)
Income (loss) from discontinued operations	649	(17,223)	652	(20,117)
Net income (loss)	$(854)	$(21,369)	$3,420	$(22,724)

Basic earnings (loss) per common share:
Continuing operations	$(.03)	$(.13)	$.05	$(.08)
Discontinued operations	.01	(.53)	.01	(.62)
	$(.02)	$(.66)	$.06	$(.70)

Diluted earnings (loss) per common share:
Continuing operations	$(.03)	$(.13)	$.05	$(.08)
Discontinued operations	.01	(.53)	.01	(.62)
	$(.02)	$(.66)	$.06	$(.70)

Weighted-average shares outstanding - basic	58,467	32,485	58,660	32,482
Weighted-average shares outstanding - diluted	58,467	32,485	58,745	32,482

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

PRELIMINARY	March 31,	September 30,
	2009	2008
ASSETS

Current Assets:
Cash and cash equivalents	$274,315	$311,921
Accounts receivable, net	154,113	163,586
Contract costs and recognized income not yet billed	59,777	69,001
Inventories	155,908	167,158
Prepaid expenses and other current assets	54,190	52,430
Assets of discontinued operations	4,417	9,495
Total current assets	702,720	773,591
Property, plant and equipment, at cost, net of
depreciation and amortization	222,515	239,003
Costs in excess of fair value of net assets of
businesses acquired	86,450	93,782
Intangible assets, net	31,664	34,777
Other assets	24,147	22,067
Assets of discontinued operations	9,025	8,346
	$1,076,521	$1,171,566

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$3,508	$2,258
Accounts payable	101,295	129,823
Accrued liabilities	60,776	64,450
Liabilities of discontinued operations	7,586	14,917
Total current liabilities	173,165	211,448
Long-term debt	192,918	230,930
Other liabilities	60,872	59,460
Liabilities of discontinued operations	9,462	10,048
Shareholders’ equity	640,104	659,680
	$1,076,521	$1,171,566

GRIFFON CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
(Unaudited)
	Six Months Ended March 31,
PRELIMINARY	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES – CONTINUING OPERATIONS:
Net income (loss)	$3,420	$(22,724)
Loss (income) from discontinued operations	(652)	20,117
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	20,910	21,149
Stock-based compensation	1,841	1,194
Recovery of losses on accounts receivable	379	246
Amortization of deferred financing costs	1,071	495
Gain from debt extinguishment, net	(6,714)	—
Deferred income taxes	(1,975)	707
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	14,680	18,312
Decrease (increase) in inventories	9,582	(8,492)
Decrease (increase) in prepaid expenses and other assets	1,277	(8,692)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	(36,914)	11,438
Other changes, net	(1,618)	(4,159)
	1,867	52,315
Net cash provided by operating activities – continuing operations	5,287	29,591
CASH FLOWS FROM INVESTING ACTIVITIES – CONTINUING OPERATIONS:
Acquisition of property, plant and equipment	(12,088)	(11,796)
Acquired businesses	—	(1,750)
Proceeds from sale of investment	—	1,000
Decrease (increase) in equipment lease deposits	(345)	4,024
Net cash used in investing activities – continuing operations	(12,433)	(8,522)
CASH FLOWS FROM FINANCING ACTIVITIES – CONTINUING OPERATIONS:
Proceeds from issuance of shares from rights offering	5,274	—
Purchase of shares for treasury	—	(579)
Proceeds from issuance of long-term debt	10,431	50,000
Payments of long-term debt	(41,240)	(76,716)
Increase in short-term borrowings	904	377
Financing costs	(227)	(1,044)
Purchase of ESOP shares	(4,370)	—
Other, net	629	480
Net cash used in financing activities – continuing operations	(28,599)	(27,482)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(759)	340
Net cash used in investing activities	—	(254)
Net cash provided by (used in) discontinued operations	(759)	86
Effect of exchange rate changes on cash and cash equivalents	(1,102)	981
NET DECREASE IN CASH AND CASH EQUIVALENTS	(37,606)	(5,346)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	311,921	44,747
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$274,315	$39,401

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES SEGMENT OPERATING INCOME AND SEGMENT ADJUSTED EBITDA

(Unaudited)
The following is a reconciliation of operating income, which is a GAAP measure of our operating results, to segment operating income and segment adjusted EBITDA. Management believes that the presentation of segment operating income and segment adjusted EBITDA is appropriate to provide additional information about the Company’s reportable segments. Segment operating income and segment adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability of the Company, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, segment operating income and segment adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, capital expenditures and debt service requirements.

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,

PRELIMINARY (in thousands)	2009	2008	2009	2008

Operating income – as reported	$(1,570)	$(3,365)	$859	$715
Corporate and related charges	4,759	5,128	9,208	10,357
Other income (expense)	(200)	782	(557)	1,579
Segment operating income	2,989	2,545	9,510	12,651
Depreciation and amortization	10,044	10,272	20,526	20,568
Restructuring charges	—	701	—	2,392
Segment adjusted EBITDA	$13,033	$13,518	$30,036	$35,611

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES SEGMENT ADJUSTED EBITDA – BY REPORTABLE SEGMENT
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,

PRELIMINARY (in thousands)	2009	2008	2009	2008

Electronic Information and Communication Systems:
Segment operating income	$8,252	$7,139	$13,630	$12,622
Depreciation and amortization	1,543	1,465	3,030	2,918
Segment adjusted EBITDA	$9,795	$8,604	$16,660	$15,540

Garage Doors:
Segment operating income	$(11,841)	$(8,946)	$(16,234)	$(10,321)
Depreciation and amortization	3,254	3,221	6,486	6,480
Restructuring charges	—	701	—	2,392
Segment adjusted EBITDA	$(8,587)	$(5,024)	$(9,748)	$(1,449)

Specialty Plastic Films:
Segment operating income	$6,578	$4,352	$12,114	$10,350
Depreciation and amortization	5,247	5,586	11,010	11,170
Segment adjusted EBITDA	$11,825	$9,938	$23,124	$21,520

All segments:
Segment operating income	$2,989	$2,545	$9,510	$12,651
Depreciation and amortization	10,044	10,272	20,526	20,568
Restructuring charges	—	701	—	2,392
Segment adjusted EBITDA	$13,033	$13,518	$30,036	$35,611

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